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                                                                    EXHIBIT 99.2



                                  July 10, 2003


RCM Financial Services, L.P.
Cogene Biotech Ventures, L.P.
4400 Post Oak Parkway, Suite 1400
Houston, Texas 77027
Attention:  M. Robert Dussler

Dear Sirs:

         This letter is intended to provide clarification of certain terms of the Amended and Restated Registration Rights Agreement, dated as of May 7, 1998 (the "Registration Rights Agreement"), among Lexicon Genetics Incorporated ("Lexicon") and the persons named therein, and to supplement the terms of the Registration Rights Agreement to the extent necessary to effect the provisions set forth below, in connection with the purchase in a private placement (the "Purchase") by RCM Financial Services, L.P. and Cogene Biotech Ventures, L.P. ("Purchasers") of an aggregate of 5,000,000 shares (the "Shares") of Lexicon's common stock from the Estate of Gordon A. Cain and The Gordon and Mary Cain Foundation. Capitalized terms used without definition in this letter shall have the meanings given to such terms in the Registration Rights Agreement.

                  1. Lexicon acknowledges and agrees that the Shares are and, upon completion of the Purchase will be, Cain Shares and Registrable Securities for purposes of the Registration Rights Agreement, and will be deemed for purposes of Section 2.1 thereof to be "shares held by Gordon A. Cain."

                  2. Lexicon agrees that, in the case of any registration of the Shares under the Registration Rights Agreement, at its expense, Lexicon will use Commercially Reasonable Best Efforts to keep a Registration Statement on Form S-3 (or a substitute form that may be adopted by the Commission) effective for five years or until the Purchasers have completed the distribution of all of their Registrable Securities thereunder, as provided in Section 5(a) thereof; provided, however, that if Lexicon files such Registration Statement on Form S-3 (or such substitute form) but such registration ceases to be effective during the two-year period after the date of the effectiveness of such Form S-3, or if Lexicon is not eligible to file a Registration Statement on Form S-3 (or such substitute form) when a request for registration is made by a Purchaser, Lexicon will file a Registration Statement on Form S-1 (or a substitute form that may be adopted by the Commission) and keep such registration effective until the second anniversary of the effectiveness of such Form S-3 or Form S-1, as the case may be.

                  3. Lexicon agrees that it will not decline, under the provisions of Section 2.1(b)(vi), to effect a registration of Registrable Securities requested by a Purchaser without the consent of the Purchaser requesting such registration.

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         Please acknowledge your agreement to the terms set forth herein by signing this letter in the space provided below and returning the signed copy to the undersigned.


                                          Very truly yours,

                                          LEXICON GENETICS INCORPORATED


                                          By: /s/ Jeffrey L. Wade
                                             -----------------------------------
                                               Jeffrey L. Wade
                                               Executive Vice President and
                                               General Counsel


Acknowledged and agreed
this 10th day of July, 2003:

RCM FINANCIAL SERVICES, L.P.


By:  /s/ M. Robert Dussler
   -----------------------------------
     M. Robert Dussler, Vice President


COGENE BIOTECH VENTURES, L.P.


By:  /s/ M. Robert Dussler
   -----------------------------------
     M. Robert Dussler, Vice President